EXHIBIT 21

                    CAPITAL PROPERTIES, INC. AND SUBSIDIARY

                           SUBSIDIARY OF THE ISSUER

                             (AS OF MARCH 1, 1995)


               Subsidiary                      State of Incorporation

               Tri-State Displays, Inc.        Rhode Island











































                                     IV-6